SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          COMPAQ COMPUTER CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                         76-0011617
(State or Other Jurisdiction of                            (IRS Employer
 Incorporation or Organization)                         Identification No.)

           20555 S.H. 249
           Houston, Texas                                      77070
(Address of Principal Executive Offices)                    (Zip Code)



   Compaq Computer Corporation Deferred Compensation and Supplemental Savings
                                     Plan
                           (Full Title of the Plan)


                               J. David Cabello
              Senior Vice President, General Counsel & Secretary
                          Compaq Computer Corporation
                                20555 S.H. 249
                             Houston, Texas 77070
                    (Name and Address of Agent for Service)

                                (281) 370-0670
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed         Proposed
Securities       Amount         Maximum          Maximum           Amount of
to be            to be          Offering Price   Aggregate         Registration
Registered (1)   Registered     Per Share        Offering  Price   Fee
--------------   -----------    --------------   ---------------   ------------
Compaq           $50,000,000        100%           $50,000,000       $14,750
Compensation
Obligations


(1) The Compaq Compensation Obligations are unsecured obligations of Compaq Computer Corporation to pay deferred compensation in the future in accordance with the terms of the Compaq Computer Deferred Compensation and Supplemental Savings Plan.

                                    Part II

              Information Required in the Registration Statement


Item 3. Incorporation of Documents By Reference

        The following documents have been previously filed with the SEC and are incorporated by reference into this Registration Statement:

     1.   Compaq's Annual Report on Form 10-K for the year ended December 31,
          1996;

     2. Compaq's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     3. Compaq's Current Reports on Form 8-K as filed on October 16, 1997 and November 21, 1997; and

     4. The description of the Compaq's common stock contained in Compaq's Registration Statement on Form 8-A.

     Compaq is also incorporating by reference additional documents that we may file with the SEC between the date of the Prospectus to which this Registration Statement relates and the date of the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Copies of the documents incorporated by reference above may be obtained from Compaq without charge, except the exhibits (unless we have specifically incorporated by reference an exhibit in this Prospectus), by writing to:

          Compaq Computer Corporation
          20555 SH 249
          Houston, Texas 77070
          Telephone: (800) 433-2391
          Attention:  Investor Relations


Item 4.  Description of Securities

     The securities registered hereby are deferred compensation obligations, which are fully described in the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the common stock offered by this Prospectus has been passed upon for Compaq by Linda S. Auwers, Vice President and Associate General Counsel of Compaq. Ms. Auwers has options to purchase Compaq common stock, owns shares of Compaq common stock as a participant in an employee benefit plan, and is eligible to participate in Compaq's Deferred Compensation and Supplemental Savings Plan.

Item 6.      Indemnification of Directors and Officers.

          Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

     Compaq's Restated Certificate of Incorporation limits the personal liability of a director to Compaq and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     Indemnification. Delaware law permits a corporation to indemnify its officers and directors under any circumstances.

     Compaq's Bylaws provide for indemnification of directors and officers of Compaq against liability to the fullest extent permitted by applicable law.

     Insurance. Compaq has in effect directors' and officers' liability insurance and fiduciary liability insurance.

Item. 8  Exhibits

Exhibit No.
-----------

4.1     Compaq Computer Corporation Deferred Compensation and
        Supplemental Savings Plan ("Plan").

4.2     First Amendment to the Plan effective as of January 2, 1998.

5.1     Opinion of Linda S. Auwers, Vice President and Associate
        General Counsel of the Company, as to the legality of the securities being registered.

23.1    Consent of Linda S. Auwers, Vice President and Associate
        General Counsel of the Company, is included in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2    Consent of Price Waterhouse LLP, Independent Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.

Item 9.  Undertakings.

     Compaq  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on this 15th day of December, 1997.

                                            COMPAQ COMPUTER CORPORATION


                                            By: /s/ J. David Cabello
                                                --------------------
                                                J. David Cabello,
                                                Senior Vice President
                                                and General Counsel

                       SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Compaq Computer Corporation, do hereby constitute and appoint Eckhard Pfeiffer, Earl L. Mason and J. David Cabello, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company's registration statements on Form S-8 regarding the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.


Signature                    Title                           Date
---------                    -----                           ----


/s/  Eckhard  Pfeiffer       President, Chief Executive      December 15, 1997
----------------------       Officer and Director
(Eckhard Pfeiffer)           (principal executive officer)


/s/ Earl L. Mason            Senior Vice President and       December 15, 1997
-----------------            Chief Financial Officer
(Earl L. Mason               (principal financial and
                             accounting officer)


/s/ Benjamin M. Rosen        Chairman of the Board           December 15, 1997
---------------------        of Directors
(Benjamin M. Rosen)


/s/ Lawrence T. Babbio       Director                        December 15, 1997
----------------------
(Lawrence T. Babbio)


/s/ Robert Ted Enloe III     Director                        December 15, 1997
------------------------
(Robert Ted Enloe, III)


/s/ George H. Heilmeier      Director                        December 15, 1997
-----------------------
(George H. Heilmeier)


/s/ George E.R. Kinnear II   Director                        December 15, 1997
--------------------------
(George E.R. Kinnear II)


/s/ Peter N. Larson          Director                        December 15, 1997
-------------------
(Peter N. Larson)


/s/ Kenneth L. Lay           Director                        December 15, 1997
------------------
(Kenneth L. Lay)


/s/ Thomas J. Perkins        Director                        December 15, 1997
---------------------
(Thomas J. Perkins)


/s/ Kenneth Roman            Director                        December 15, 1997
-----------------
(Kenneth Roman)


/s/ Lucille S. Salhany       Director                        December 15, 1997
----------------------
(Lucille S. Salhany)

                                 EXHIBIT INDEX

Exhibit
-------

4.1 Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan ("Plan").

4.2          First Amendment to the Plan effective January 2, 1998.

5.1 Opinion of Linda S. Auwers, Vice President and Associate General Counsel of the Company, as to the legality of the securities being registered.

23.1 Consent of Linda S. Auwers, Vice President and Associate General Counsel of the Company, is included in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2         Consent of Price Waterhouse LLP, Independent Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.